Exhibit 10.69

May 13, 2004
David E. Pertl, SVP & CFO
Fresh Choice, Inc.
85 Cochrane Circle
Morgan Hill, Ca 95037

Dear David,

Based on the company prepared financial statements as of April 18, 200 Fresh Choice, Inc. has failed to comply with the terms of the Revolving Loan Agreement dated October 5, 2001 (as subsequently amended) and the Commercial Deed Of Trust, Financing Statement, Security Agreement and Fixture Filing dated August 13, 2001 (as subsequently amended) (together the “Agreements”) between Fresh Choice, Inc. (“Borrower”) and Mid-Peninsula Bank (“Lender”) wherein Borrower agreed to:

• Maintain its Tangible Net Worth as defined therein at no less than $15,000,000.

Failure to comply with the above provisions of the Agreements is a breach of Borrower’s Covenants and, if not cured, with the passage of time as specified in the Agreements, would constitute an Event of Default under the terms of the Agreements.

Subject to the terms and conditions that follow, Lender hereby waives Borrower’s compliance to the above Covenant for the period ending June 13, 2004. Please note that this waiver applies only to the specific Covenant described above and does not constitute a waiver of any subsequent breach of the same provision; nor is it a waiver of a breach of any other provision of the Agreements or any of the provisions of the Related Documents as defined in the Agreements.

Lender reserves all of the rights and remedies available to it under the Agreements and any Related Document if any subsequent breach of the same provisions or any other provision of the Agreements should occur.

In addition, by this acknowledgement, Borrower agrees that Section 4.9 of the Revolving Loan Agreement referenced is hereby modified to read Barrower will:

Not make Total Capital Expenditures in excess of $1,700,000 during the fiscal year ending in December 2004.

Your acknowledgment of this letter shall constitute acceptance of the foregoing. Unless accepted and acknowledged, the waiver described above shall terminate automatically on May 23, 2004.

Very truly yours,

/s/ Jonas H. Stafford
Jonas H. Stafford
Senior Vice President

Acknowledged on: May 17, 2004

Fresh Choice, Inc.

By: /s/ Everett F. Jefferson
Authorized Officer
Everett F. Jefferson
President and CEO